SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 10, 2006
CELEBRATE EXPRESS, INC.
(Exact name of Registrant as specified in its charter)

Washington	000-50973	91-1644428

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11220 – 120th Avenue NE
Kirkland, Washington 98033
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (425) 250-1061

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     In connection with the Company's decision to reorganize its distribution and operations departments, the Company has commenced a search for a vice president, operations to be located at its distribution center in Greensboro, North Carolina. This reorganization includes the elimination of the executive vice president, operations position in Kirkland, Washington. As a result, Mr. Louis S. Usarzewicz, executive vice president, operations who is based in Kirkland, has resigned as an employee of the Company effective March 10, 2006. In the interim, Mr. Travis Roberts will head up the Company's distribution and operations department. Mr. Roberts served as the Company's vice president, operations from July 1999 until February 2005 and before that was the Company's director of operations.
     The Company has entered into a separation and consulting agreement with Mr. Usarzewicz, which agreement provides for among other things the terms for Mr. Usarzewicz to provide three months of consulting services to the Company and a one-year noncompetition period. The separation and consulting agreement is attached as an exhibit to this Form 8-K and incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits
          (c)     Exhibits.

Exhibit	Description

10.1	Separation and Consulting Agreement with Louis S. Usarzewicz, dated March 10, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2006	CELEBRATE EXPRESS, INC.
	By:	/s/ Darin L. White
Darin L. White
Vice President, Finance